Exhibit 99.1

FOR IMMEDIATE RELEASE

Cogent Contacts:
For Public Relations:	For Investor Relations:
Jocelyn Johnson	John Chang
+ 1 (202) 295-4299	+ 1 (202) 295-4212
jajohnson@cogentco.com	investor.relations@cogentco.com

Cogent Communications Reports Third Quarter 2024 Results and Increases its Regular Quarterly Dividend on its Common Stock

Financial and Business Highlights

•	Service revenue was $260.4 million for Q2 2024 and was $257.2 million for Q3 2024.

o	Wavelength revenue increased by 45.8%, sequentially, and was $3.6 million for Q2 2024 and $5.3 million for Q3 2024.

o	Revenue from leasing IPv4 addresses increased by 11.8%, sequentially, and was $11.5 million for Q2 2024 and $12.8 million for Q3 2024.

•	EBITDA increased by 32.2% from Q2 2024 to $35.9 million for Q3 2024.

o	EBITDA margin was 10.4% for Q2 2024 and 13.9% for Q3 2024.

o	Net cash used in operating activities was $52.4 million for Q3 2023, $22.2 million for Q2 2024 and $20.2 million for Q3 2024.

•	Cogent approved an increase of $0.01 per share to its regular quarterly dividend for a total of $0.995 per share for Q4 2024 as compared to $0.985 per share for Q3 2024 – Cogent’s forty-ninth consecutive quarterly dividend increase.

[WASHINGTON, D.C. November 7, 2024] Cogent Communications Holdings, Inc. (NASDAQ: CCOI) (“Cogent”) today announced service revenue of $257.2 million for the three months ended September 30, 2024, a decrease of 1.2% from the three months ended June 30, 2024 and a decrease of 6.6% from the three months ended September 30, 2023. On the closing date of the Sprint acquisition, Cogent and T-Mobile entered into a commercial agreement (the “Commercial Agreement”), for colocation and connectivity services. Revenue under the Commercial Agreement was $4.1 million for the three months ended September 30, 2024, $5.9 million for the three months ended June 30, 2024 and $8.0 million for the three months ended September 30, 2023. In July 2024, we terminated an uneconomic resale agreement. Our on-net revenue and enterprise revenue from this resale customer acquired in connection with the Wireline Business was $1.7 million for the three months ended September 30, 2024, $5.1 million for the three months ended June 30, 2024 and $5.1 million for the three months ended September 30, 2023.

Foreign exchange rates positively impacted service revenue growth from the three months ended June 30, 2024 to the three months ended September 30, 2024 by $0.6 million and positively impacted service revenue growth from the three months ended September 30, 2023 to the three months ended September 30, 2024 by $0.2 million. On a constant currency basis, service revenue decreased by 1.5% from the three months ended June 30, 2024 to the three months ended September 30, 2024, and decreased by 6.7% for the three months ended September 30, 2023 to the three months ended September 30, 2024.

On-net service is provided to customers located in buildings that are physically connected to Cogent’s network by Cogent facilities. On-net revenue was $136.5 million for the three months ended September 30, 2024, a decrease of 3.0% from the three months ended June 30, 2024 and an increase of 5.8% from the three months ended September 30, 2023.

Off-net customers are located in buildings directly connected to Cogent’s network using other carriers’ facilities and services to provide the last mile portion of the link from the customers’ premises to Cogent’s network. Off-net revenue was $111.3 million for the three months ended September 30, 2024, a decrease of 0.1% from the three months ended June 30, 2024 and a decrease of 14.8% from the three months ended September 30, 2023.

Wavelength revenue was $5.3 million for the three months ended September 30, 2024, an increase of 45.8% from the three months ended June 30, 2024 and an increase of 76.7% from the three months ended September 30, 2023.

Non-core services are legacy services, which Cogent acquired and continues to support but does not actively sell. Non-core revenue was $4.1 million for the three months ended September 30, 2024, $4.6 million for the three months ended June 30, 2024 and was $12.8 million for the three months ended September 30, 2023.

GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity-based compensation included in network operations expense. GAAP gross margin is defined as GAAP gross profit divided by total service revenue. GAAP gross profit decreased by 34.9% from the three months ended September 30, 2023 to $9.8 million for the three months ended September 30, 2024 and decreased by 67.5% from the three months ended June 30, 2024.

GAAP gross margin was 3.8% for the three months ended September 30, 2024, 11.6% for the three months ended June 30, 2024 and 5.5% for the three months ended September 30, 2023.

Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation and amortization expense). Non-GAAP gross margin is defined as Non-GAAP gross profit divided by total service revenue. Non-GAAP gross profit decreased by 6.0% from the three months ended September 30, 2023 to $96.1 million for the three months ended September 30, 2024 and decreased by 8.1% from the three months ended June 30, 2024.

Non-GAAP gross margin was 37.4% for the three months ended September 30, 2024, 40.2% for the three months ended June 30, 2024 and 37.1% for the three months ended September 30, 2023.

Net cash used in operating activities was $20.2 million for the three months ended September 30, 2024, $22.2 million for the three months ended June 30, 2024 and $52.4 million for the three months ended September 30, 2023.

Total Sprint acquisition costs were $0 for the three months ended September 30, 2024, $12.4 million for the three months ended June 30, 2024 and $0.4 million for the three months ended September 30, 2023.

IP Transit Services Agreement

On May 1, 2023, the closing date of the Sprint acquisition, Cogent and T-Mobile USA, Inc. (“TMUSA”), a Delaware corporation and direct subsidiary of T-Mobile US, Inc., a Delaware corporation (“T-Mobile”) , entered into an agreement for IP transit services (the “IP Transit Services Agreement”), pursuant to which TMUSA will pay Cogent an aggregate of $700.0 million, consisting of (i) $350.0 million paid in equal monthly installments during the first year after the closing date of the Sprint acquisition and (ii) $350.0 million paid in equal monthly installments over the subsequent 42 months. Amounts paid under the IP Transit Services Agreement were $25.0 million, $66.7 million and $87.5 million in the three months ended September 30, 2024, June 30, 2024 and September 30, 2023, respectively.

Earnings before interest, taxes, depreciation and amortization (EBITDA), as adjusted, for Sprint acquisition costs and cash paid under the IP Transit Services Agreement, was $60.9 million for the three months ended September 30, 2024, $106.2 million for the three months ended June 30, 2024 and $131.4 million for the three months ended September 30, 2023.

EBITDA as adjusted, for Sprint acquisition costs and cash paid under the IP Transit Services Agreement margin, was 23.7% for the three months ended September 30, 2024, 40.8% for the three months ended June 30, 2024 and 47.7% for the three months ended September 30, 2023.

Basic and diluted net (loss) per share was $(1.33) for the three months ended September 30, 2024, $(0.68) for the three months ended June 30, 2024 and $(1.20) for the three months ended September 30, 2023.

Total customer connections decreased by 8.5% from September 30, 2023 to 126,333 as of September 30, 2024 and decreased by 1.9% from June 30, 2024. On-net customer connections decreased by 0.7% from September 30, 2023 to 87,655 as of September 30, 2024 and increased by 0.3% from June 30, 2024. Off-net customer connections decreased by 12.2% from September 30, 2023 to 32,420 as of September 30, 2024 and decreased by 1.0% from June 30, 2024. Wavelength customer connections were 1,041 as of September 30, 2024, 754 as of June 30, 2024 and 449 as of September 30, 2023. Non-core customer connections were 5,217 as of September 30, 2024, 7,883 as of June 30, 2024 and 12,403 as of September 30, 2023.

The number of on-net buildings increased by 167 from September 30, 2023 to 3,424 as of September 30, 2024 and increased by 38 from June 30, 2024.

Quarterly Dividend Increase Approved

On November 6, 2024, Cogent’s Board approved a regular quarterly dividend of $0.995 per share payable on December 6, 2024 to shareholders of record on November 22, 2024. This fourth quarter 2024 regular dividend represents an increase of $0.01 per share, or 1.0%, from the third quarter 2024 regular dividend of $0.985 per share and an annual increase of 4.2% from the fourth quarter 2023 dividend of $0.955 per share.

The payment of any future dividends and any other returns of capital will be at the discretion of the Board and may be reduced, eliminated or increased and will be dependent upon Cogent’s financial position, results of operations, available cash, cash flow, capital requirements, limitations under Cogent’s debt indentures and other factors deemed relevant by the Board.

Continued Impact of Changing Office Occupancy Rates on Corporate Results

Cogent continues to witness lower office occupancy rates overall in the buildings it serves in central business districts in North America, largely attributable to remote work policies originally instituted during the COVID-19 pandemic. Since the end of the pandemic, and despite some improvement in certain markets, Cogent continues to see office occupancy rates that do not approach pre-2020 levels. Because of the rising vacancy levels and/or lower numbers of lease initiations or renewals resulting in fewer tenants, Cogent has experienced a slowdown in new sales to its corporate customers, which has negatively impacted its corporate revenue results. This overall trend is not uniform throughout North America; Cogent has seen declining vacancy rates and increasing office occupancy rates in some cities, including in the three months ended September 30, 2024. Moreover, as the option to fully or partially work from home becomes permanently established at many companies, Cogent’s corporate customers are integrating some of the new applications that were part of the remote work environment into their everyday use, which benefits Cogent’s corporate business as these customers upgrade their Internet access infrastructure to higher capacity connections. These factors have helped mitigate the impact of lower office occupancy rates and during the three months ended September 30, 2024, Cogent continued to see these positive trends in its corporate business in some markets. If and when companies eventually return to the buildings in which Cogent operates, whether existing tenants or new tenants, Cogent believes it will present an opportunity for increased sales. However, the exact timing, path and spread of these positive trends remains uncertain, office occupancy rates in some markets may not recover, and Cogent may continue to see increased corporate customer turnover, fewer upgrades of existing corporate customer configurations and fewer new tenant opportunities, which would negatively impact Cogent’s corporate revenue growth.

These and other risks are described in more detail in Cogent’s Annual Report on Form 10-K for the year ended December 31, 2023 and in its Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2023, September 30, 2023, March 31, 2024, June 30, 2024 and September 30, 2024.

Conference Call and Website Information

Cogent will host a conference call with financial analysts at 8:30 a.m. (ET) on November 7, 2024 to discuss Cogent’s operating results for the third quarter of 2024. Investors and other interested parties may access a live audio webcast of the earnings call in the “Events” section of Cogent’s website at www.cogentco.com/events. A replay of the webcast, together with the press release, will be available on the website following the earnings call. A downloadable file of Cogent’s “Summary of Financial and Operational Results” and a transcript of its conference call will also be available on Cogent’s website following the conference call.

About Cogent Communications

Cogent Communications (NASDAQ: CCOI) is a multinational, Tier 1 facilities-based ISP. Cogent specializes in providing businesses with high-speed Internet access, Ethernet transport, and colocation services. Cogent’s facilities-based, all-optical IP network backbone provides services in 260 markets globally.

Cogent Communications is headquartered at 2450 N Street, NW, Washington, D.C. 20037. For more information, visit www.cogentco.com. Cogent Communications can be reached in the United States at (202) 295-4200 or via email at info@cogentco.com.

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COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

Summary of Financial and Operational Results

Metric ($ in 000’s, except share, per share, customer connections and network related data) – unaudited	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024	Q3 2024
On-Net revenue (15) (18)	$116,143	$127,665	$129,031	$138,064	$138,624	$140,757	$136,485
% Change from previous Qtr.	1.0%	9.9%	1.1%	7.0%	0.4%	1.5%	-3.0%
Off-Net revenue	$37,283	$101,984	$130,560	$123,669	$118,178	$111,451	$111,291
% Change from previous Qtr.	1.1%	173.5%	28.0%	-5.3%	-4.4%	-5.7%	-0.1%
Wavelength revenue (1)	$-	$1,585	$2,992	$3,108	$3,327	$3,625	$5,287
% Change from previous Qtr.	-	-	88.8%	3.9%	7.0%	9.0%	45.8%
Non-Core revenue (2) (16)	$162	$8,572	$12,846	$7,258	$6,039	$4,610	$4,139
% Change from previous Qtr.	3.2%	NM	49.9%	-43.5%	-16.8%	-23.7%	-10.2%
Service revenue – total (18)	$153,588	$239,806	$275,429	$272,099	$266,168	$260,443	$257,202
% Change from previous Qtr.	1.1%	56.1%	14.9%	-1.2%	-2.2%	-2.2%	-1.2%
Constant currency total revenue quarterly growth rate – sequential quarters (3) (18)	0.2%	55.9%	14.9%	-1.1%	-2.3%	-2.0%	-1.5%
Constant currency total revenue quarterly growth rate – year over year quarters (3) (18)	4.0%	61.4%	82.4%	78.1%	73.1%	8.8%	-6.7%
Constant currency and excise tax impact on total revenue quarterly growth rate – sequential quarters (3) (18)	0.1%	51.4%	13.4%	-3.2%	-2.3%	-1.5%	-1.7%
Constant currency and excise tax impact on total revenue quarterly growth rate – year over year quarters (3) (18)	3.7%	56.2%	75.5%	67.4%	62.4%	5.4%	-8.6%
Excise Taxes included in service revenue (4)	$4,193	$11,040	$14,557	$20,428	$20,549	$19,182	$19,752
% Change from previous Qtr.	2.6%	163.3%	31.9%	40.3%	0.6%	-6.7%	3.0%
IPv4 Revenue, included in On-Net revenue	$9,575	$9,472	$9,747	$9,956	$10,701	$11,469	$12,822
% Change from previous Qtr.	NM	-1.1%	2.9%	2.1%	7.5%	7.2%	11.8%

IPv4 Addresses Billed	9,839,870	10,465,694	10,987,884	11,438,286	12,213,414	12,813,955	12,943,590
% Change from previous Qtr.	NM	6.4%	5.0%	4.1%	6.8%	4.9%	1.0%
Corporate revenue (5) (16)	$85,627	$110,998	$120,484	$126,634	$124,864	$119,557	$116,244
% Change from previous Qtr.	-0.2%	29.6%	8.5%	5.1%	-1.4%	-4.3%	-2.8%
Net-centric revenue (5) (15)	$67,961	$87,582	$94,936	$93,148	$91,979	$91,107	$91,873
% Change from previous Qtr.	2.7%	28.9%	8.4%	-1.9%	-1.3%	-0.9%	0.8%
Enterprise revenue (5) (18)	-	$41,227	$60,009	$52,318	$49,325	$49,781	$49,085
% Change from previous Qtr.	-	NM	45.6%	-12.8%	-5.7%	0.9%	-1.4%
Network operations expenses (4)	$58,489	$137,271	$173,224	$174,180	$168,548	$155,817	$161,083
% Change from previous Qtr.	2.8%	134.7%	26.2%	0.6%	-3.2%	-7.6%	3.4%
GAAP gross profit (6)	$69,790	$49,793	$15,101	$29,744	$26,344	$30,240	$9,835
% Change from previous Qtr.	-2.3%	-28.7%	-69.7%	97.0%	-11.4%	14.8%	-67.5%
GAAP gross margin (6)	45.4%	20.8%	5.5%	10.9%	9.9%	11.6%	3.8%
Non-GAAP gross profit (3) (7)	$95,099	$102,535	$102,205	$97,919	$97,620	$104,626	$96,119
% Change from previous Qtr.	0.0%	7.8%	-0.3%	-4.2%	-0.3%	7.2%	-8.1%
Non-GAAP gross margin (3) (7)	61.9%	42.8%	37.1%	36.0%	36.7%	40.2%	37.4%
Selling, general and administrative expenses (8)	$38,646	$77,640	$58,267	$74,907	$70,131	$65,130	$60,258
% Change from previous Qtr.	2.5%	100.9%	-25.0%	28.6%	-6.4%	-7.1%	-7.5%
Depreciation and amortization expense	$25,160	$52,511	$86,734	$67,805	$70,891	$74,036	$85,815
% Change from previous Qtr.	6.8%	108.7%	65.2%	-21.8%	4.6%	4.4%	15.9%
Equity-based compensation expense	$6,581	$6,249	$7,411	$6,684	$6,950	$3,565	$7,875
% Change from previous Qtr.	5.1%	-5.0%	18.6%	-9.8%	4.0%	-48.7%	120.9%
Operating income (loss)	$24,312	$(34,604)	$(50,558)	$(68,478)	$(59,389)	$(47,143)	$(57,829)
% Change from previous Qtr.	-11.0%	NM	46.1%	35.4%	13.3%	20.6%	22.7%

Interest expense (9)	$19,005	$28,653	$24,198	$34,928	$23,010	$38,840	$32,474
% Change from previous Qtr.	-13.6%	50.8%	-15.5%	44.3%	-34.1%	68.8%	-16.4%
Non-cash change in valuation – Swap Agreement (9)	$(1,847)	$1,305	$4,825	$(17,722)	$6,152	$(9,299)	$(5,597)
Gain on bargain purchase (10)	-	$1,155,719	$(3,332)	$254,049	$(5,470)	$27,673	$-
Net income (loss)	$6,148	$1,123,863	$(56,723)	$200,153	$(65,307)	$(32,338)	$(63,112)
Basic net income (loss) per common share	$0.13	$23.84	$(1.20)	$4.23	$(1.38)	$(0.68)	$(1.33)
Diluted net income (loss) per common share	$0.13	$23.65	$(1.20)	$4.17	$(1.38)	$(0.68)	$(1.33)
Weighted average common shares – basic	47,037,091	47,137,822	47,227,338	47,353,291	47,416,268	47,511,613	47,426,131
% Change from previous Qtr.	0.3%	0.2%	0.2%	0.3%	0.1%	0.2%	-0.2%
Weighted average common shares – diluted	47,381,226	47,526,207	47,227,338	48,037,841	47,416,268	47,511,613	47,426,131
% Change from previous Qtr.	0.4%	0.3%	-0.6%	1.7%	-1.3%	0.2%	-0.2%
EBITDA (3)	$56,053	$24,156	$43,587	$6,011	$18,452	$27,126	$35,861
% Change from previous Qtr.	-1.9%	-56.9%	80.4%	-86.2%	207.0%	47.0%	32.2%
EBITDA margin (3)	36.5%	10.1%	15.8%	2.2%	6.9%	10.4%	13.9%
Sprint acquisition costs (14)	$400	$739	$351	$17,001	$9,037	$12,370	$-
Cash payments under IP Transit Services Agreement (11)	$-	$29,167	$87,500	$87,500	$87,500	$66,667	$25,000

EBITDA, as adjusted for Sprint acquisition costs and cash payments under IP Transit Services Agreement (3) (11) (14)	$56,453	$54,062	$131,438	$110,512	$114,989	$106,163	$60,861
% Change from previous Qtr.	-1.6%	-4.2%	143.1%	-15.9%	4.1%	-7.7%	-42.7%
EBITDA, as adjusted for Sprint acquisition costs and cash payments under IP Transit Services Agreement, margin (3) (11) (14)	36.8%	22.5%	47.7%	40.6%	43.2%	40.8%	23.7%
Net cash provided by (used in) operating activities	$35,821	$82,654	$(52,433)	$(48,701)	$19,219	$(22,171)	$(20,226)
% Change from previous Qtr.	-1.4%	130.7%	-163.4%	-7.1%	-139.5%	-215.4%	-8.8%
Capital expenditures	$23,204	$37,449	$25,373	$43,609	$40,883	$48,767	$59,244
% Change from previous Qtr.	18.4%	61.4%	-32.2%	71.9%	-6.3%	19.3%	21.5%
Principal payments of capital (finance) lease obligations	$9,450	$7,797	$41,302	$18,813	$23,235	$133,472	$4,516
% Change from previous Qtr.	-61.5%	-17.5%	429.7%	-54.5%	23.5%	474.4%	-96.6%
Dividends paid (17)	$45,311	$44,907	$45,136	$46,362	$478	$93,304	$47,210
Gross Leverage Ratio (3) (11)	5.47	5.63	4.79	4.07	3.57	4.06	4.94
Net Leverage Ratio (3) (11)	4.46	4.56	4.24	3.75	3.17	3.14	4.13
Customer Connections – end of period (15) (16)
On-Net customer connections	83,268	92,846	88,250	88,291	87,574	87,387	87,655
% Change from previous Qtr.	0.8%	11.5%	-5.0%	0.0%	-0.8%	-0.2%	0.3%
Off-Net customer connections	13,785	38,762	36,923	36,676	34,579	32,758	32,420
% Change from previous Qtr.	1.9%	181.2%	-4.7%	-0.7%	-5.7%	-5.3%	-1.0%
Wavelength customer connections (1)		414	449	661	693	754	1,041
% Change from previous Qtr.		-	8.5%	47.2%	4.8%	8.8%	38.1%
Non-Core customer connections (2) (16)	374	19,408	12,403	11,975	10,037	7,883	5,217
% Change from previous Qtr.	3.0%	NM	-36.1%	-3.5%	-16.2%	-21.5%	-33.8%
Total customer connections (15) (16)	97,427	151,430	138,025	137,603	132,883	128,782	126,333
% Change from previous Qtr.	0.9%	55.4%	-8.9%	-0.3%	-3.4%	-3.1%	-1.9%
Corporate customer connections (5) (16)	44,570	61,284	55,045	54,493	51,821	48,690	47,613

% Change from previous Qtr.	-0.6%	37.5%	-10.2%	-1.0%	-4.9%	-6.0%	-2.2%
Net-centric customer connections (5) (15)	52,857	66,711	62,291	62,370	61,599	61,736	62,273
% Change from previous Qtr.	2.3%	26.2%	-6.6%	0.1%	-1.2%	0.2%	0.9%
Enterprise customer connections (5)	-	23,435	20,689	20,740	19,463	18,356	16,447
% Change from previous Qtr.	-	NM	-11.7%	0.2%	-6.2%	-5.7%	-10.4%
On-Net Buildings – end of period
Multi-Tenant office buildings	1,841	1,844	1,860	1,862	1,861	1,864	1,870
Carrier neutral data center buildings	1,294	1,327	1,337	1,347	1,382	1,436	1,459
Cogent data centers	55	56	60	68	78	86	95
Total on-net buildings	3,190	3,227	3,257	3,277	3,321	3,386	3,424
Total carrier neutral data center nodes	1,490	1,526	1,528	1,558	1,586	1,602	1,627
Square feet – multi-tenant office buildings – on-net	1,001,382,577	1,001,491,002	1,006,523,795	1,008,006,655	1,009,702,653	1,011,171,523	1,015,544,543
Total Technical Buildings Owned (12)	-	482	482	482	482	482	482
Square feet – Technical Buildings Owned (12)	-	1,603,569	1,603,569	1,603,569	1,603,569	1,603,569	1,603,569
Network – end of period
Intercity route miles – Leased	61,300	72,694	72,694	72,552	76,211	75,965	77,561
Metro route miles – Leased	17,826	22,556	22,128	24,779	25,977	27,373	28,510
Metro fiber miles – Leased	42,863	75,577	69,943	77,365	79,138	80,042	84,476
Intercity route miles – Owned	2,748	21,883	21,883	21,883	21,883	21,883	21,883
Metro route miles – Owned	445	1,704	1,704	1,704	1,704	1,704	1,704
Connected networks – AS’s	7,864	7,891	7,971	7,988	8,098	8,135	8,212
Headcount – end of period (13)
Sales force – quota bearing (13)	562	647	637	657	677	656	655
Sales force – total (13)	714	841	833	847	871	851	847
Total employees (13)	1,107	2,020	1,990	1,947	1,955	1,901	1,908
Sales rep productivity – units per full time equivalent sales rep (“FTE”) per month (15)	4.0	9.2	3.6	3.3	4.0	3.8	4.0
FTE – sales reps	539	567	621	620	627	632	620

(1) In connection with the acquisition of the Wireline Business, Cogent began to provide optical wavelength services and optical transport services over its fiber network.

(2) Consists of legacy services of companies whose assets or businesses were acquired by Cogent.

(3) See Schedules of Non-GAAP measures below for definitions and reconciliations to GAAP measures.

(4) Network operations expense excludes equity-based compensation expense of $149, $231, $370, $370, $385, $350 and $469 in the three-month periods ended March 31, 2023 through September 30, 2024, respectively. Network operations expense includes excise taxes, including Universal Service Fund fees, of $4,193, $11,040, $14,557, $20,428, $20,549, $19,182 and $19,752 in the three-month periods ended March 31, 2023 through September 30, 2024, respectively.

(5) In connection with the acquisition of the Wireline Business, Cogent classified revenue and customer connections as follows:

•	$12.9 million of the Wireline Business monthly recurring revenue and 17,823 customer connections as corporate revenue and corporate customer connections, respectively,

•	$6.5 million of monthly recurring revenue and 5,711 customer connections as net-centric revenue and net-centric customer connections, respectively, and

•	$20.1 million of monthly recurring revenue and 23,209 customer connections as enterprise revenue and enterprise customer connections, respectively.

•	Conversely, Cogent reclassified $0.3 million of monthly recurring revenue and 387 customer connections of legacy Cogent monthly recurring revenue to enterprise revenue and enterprise customer connections, respectively

o	$0.3 million of corporate monthly recurring revenue and 363 corporate customer connections and $0.02 million of net-centric monthly recurring revenue and 24 net-centric customer connections.

(6) GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity-based compensation included in network operations expense. GAAP gross margin is defined as GAAP gross profit divided by total service revenue.

(7) Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation and amortization expense). Non-GAAP gross margin is defined as non-GAAP gross profit divided by total service revenue. Management believes that non-GAAP gross profit and non-GAAP gross margin are relevant measures to provide investors. Management uses them to measure the margin available to the company after network service costs, in essence a measure of the efficiency of the Company’s network.

(8) Excludes equity-based compensation expense of $6,432, $6,018, $7,041, $6,314, $6,565, $3,215 and $7,406 in the three-month periods ended March 31, 2023 through September 30, 2024, respectively and excludes $400, $739, $351, $17,001, $9,037 and $12,370 of Sprint acquisition costs for the three-month periods ended March 31, 2023 through June 30, 2024, respectively. There were no fee Sprint acquisition costs for the three months ended June 30, 2024.

(9) As of September 30, 2024, Cogent was party to an interest rate swap agreement (the “Swap Agreement”) that has the economic effect of modifying the fixed interest rate obligation associated with its Senior Secured 2026 Notes to a variable interest rate obligation based on the Secured Overnight Financing Rate (“SOFR”) so that the interest payable on the 2026 Notes effectively became variable based on overnight SOFR. Interest expense includes payments of $9.5 million, $12.0 million and $12.1 million for the three-month periods ended June 30, 2023, December 31, 2023 and June 30, 2024, respectively related to the Swap Agreement. Under GAAP, changes in the valuation of the Swap Agreement are classified with interest expense in the condensed consolidated statements of comprehensive (loss) income.

(10) The gain on bargain purchase from the Sprint acquisition was $1.4 billion as shown below.

(In thousands) Gain on bargain purchase
Fair value of net assets acquired	$826,067
Total net consideration to be received from Seller, net of discounts	602,581
Gain on bargain purchase	$1,428,648

(11) Includes cash payments under the IP Transit Services Agreement, as discussed above, of

•	$29.2 million for the three months ended June 30, 2023,

•	$87.5 million for the three months ended September 30, 2023,

•	$87.5 million for the three months ended December 31, 2023,

•	$87.5 million for the three months ended March 31, 2024,

•	$66.7 million for the three months ended June 30, 2024, and

•	$25.0 million for the three months ended September 30, 2024.

(12) In connection with the acquisition of the Wireline Business, Cogent acquired 482 technical buildings. Forty-three of those buildings have been converted to a Cogent Data Center.

(13) In connection with the acquisition of the Wireline Business, Cogent hired 942 total employees, including 75 quota bearing sales employees and 114 sales employees.

•	As of June 30, 2023, there were 888 employees remaining from the original Wireline Business employees.

•	As of September 30, 2023, there were 839 employees remaining from the original Wireline Business employees.

•	As of December 31, 2023, there were 758 employees remaining from the original Wireline Business employees.

•	As of March 31, 2024, there were 718 employees remaining from the original Wireline Business employees.

•	As of June 30, 2024, there were 655 employees remaining from the original Wireline Business employees.

•	As of September 30, 2024, there were 635 employees remaining from the original Wireline Business employees.

(14) In connection with the acquisition of the Wireline Business the Company incurred the following Sprint Acquisition Costs

•	$0.4 million of in the three months ended March 31, 2023,

•	$0.7 million in the three months ended June 30, 2023,

•	$0.4 million in the three months ended September 30, 2023,

•	$17.0 million in the three months ended December 31, 2023,

•	$9.0 million in the three months ended March 31, 2024, and

•	$12.4 million in the three months ended June 30, 2024.

Included in Sprint acquisition costs were the following reimbursable severance

•	$16.2 million of reimbursable severance costs in the three months ended December 31, 2023,

•	$4.3 million of reimbursable severance costs in the three months ended March 31, 2024, and

•	$8.0 million of reimbursable severance costs in the three months ended June 30, 2024

(15) Sales rep productivity for Q2 2023 included 9,084 net-centric customer connections from a commercial services agreement (“CSA”) with TMUSA entered into in May 2023. Net-centric revenue under the CSA (predominantly on-net revenue) was

•	$7.3 million for the three months ended June 30, 2023,

•	$8.0 million for the three months ended September 30, 2023,

•	$8.6 million for the three months ended December 31, 2023

•	$3.2 million for the three months ended March 31, 2024,

•	$5.9 million for the three months ended June 30, 2024, and

•	$4.1 million for the three months ended September 30, 2024.

Net-centric customer connections under the CSA were

•	8,028 as of June 30, 2023,

•	4,661 as of September 30, 2023,

•	3,576 as of December 31, 2023,

•	2,658 as of March 31, 2024,

•	2,117 as of June 30, 2024, and

•	2,053 as of September 30, 2024.

(16) As of June 30, 2023, total non-core customer connections included 8,486 Session Initiation Protocol (“SIP”) customer connections. This non-core corporate product was discontinued. There were no SIP, non-core customer connections from September 30, 2023 to September 30, 2024.

(17) The first quarter 2024 dividend totaling $45.8 million was declared on February 28, 2024, and paid on April 9, 2024.

(18) Included in on-net revenue and enterprise revenue from May 2023 to July 2024 was $1.7 million of monthly revenue from an uneconomic resale customer acquired in connection with the Wireline Business. The service was cancelled on July 31, 2024.

NM	Not meaningful

Schedules of Non-GAAP Measures

EBITDA, EBITDA, as adjusted for Sprint acquisition costs and cash payments made to the Company under the IP Transit Services Agreement, EBITDA margin and EBITDA, as adjusted for Sprint acquisition costs and cash payments made to the Company under the IP Transit Services Agreement , margin

EBITDA represents net cash flows provided by operating activities plus changes in operating assets and liabilities, cash interest expense and cash income tax expense. Management believes the most directly comparable measure to EBITDA calculated in accordance with generally accepted accounting principles in the United States, or GAAP, is net cash provided by operating activities. The Company also believes that EBITDA is a measure frequently used by securities analysts, investors, and other interested parties in their evaluation of issuers. EBITDA, as adjusted for Sprint acquisition costs and cash payments under the IP Transit Services Agreement with T-Mobile, represents EBITDA plus costs related to the Company’s acquisition of the Wireline Business and cash payments made to the Company under the IP Transit Agreement. EBITDA margin is defined as EBITDA divided by total service revenue. EBITDA, as adjusted for Sprint acquisition costs and cash payments made to the Company under the IP Transit Agreement margin is defined as EBITDA, as adjusted for Sprint acquisition costs and cash payments made to the Company under the IP Transit Agreement, divided by total service revenue.

The Company believes that EBITDA, EBITDA, as adjusted for Sprint acquisition costs and cash payments made to the Company under the IP Transit Services Agreement, EBITDA margin and EBITDA as adjusted for Sprint acquisition costs and cash payments made to the Company under the IP Transit Services Agreement margin are useful measures of its ability to service debt, fund capital expenditures, pay dividends and expand its business. The company believes its EBITDA, as adjusted for Sprint acquisition costs and cash payments made to the Company under the IP Transit Services Agreement, is a useful measure because it includes recurring cash flows stemming from the IP Transit Services Agreement that are of the same type as contracted payments under commercial contracts. The measurements are an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information. EBITDA, EBITDA, as adjusted for Sprint acquisition costs and cash payments made to the Company under the IP Transit Agreement, EBITDA margin and EBITDA as adjusted for Sprint acquisition costs and cash payments made to the Company under the IP Transit Agreement margin are not recognized terms under GAAP and accordingly, should not be viewed in isolation or as a substitute for the analysis of results as reported under GAAP, but rather as a supplemental measure to GAAP. For example, these measures are not intended to reflect the Company’s free cash flow, as they do not consider certain current or future cash requirements, such as capital expenditures, contractual commitments, and changes in working capital needs, interest expenses and debt service requirements. The Company’s calculations of these measures may also differ from the calculations performed by its competitors and other companies and as such, their utility as a comparative measure is limited.

EBITDA, and EBITDA, as adjusted for Sprint acquisition costs and cash payments made to the Company under the IP Transit Services Agreement, are reconciled to net cash provided by operating activities in the table below.

($ in 000’s) – unaudited	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024	Q3 2024
Net cash provided by (used in) operating activities	$35,821	$82,654	$(52,433)	$(48,701)	$19,219	$(22,171)	$(20,226)
Changes in operating assets and liabilities	$1,435	$(90,373)	$51,064	$36,288	$(34,640)	$11,077	$22,868
Cash interest expense and income tax expense	18,797	31,875	44,956	18,424	33,873	38,220	33,219
EBITDA	$56,053	$24,156	$43,587	$6,011	$18,452	$27,126	$35,861
PLUS: Sprint acquisition costs	$400	$739	$351	$17,001	$9,037	$12,370	$-
PLUS: Cash payments made to the Company under IP Transit Services Agreement	-	29,167	87,500	87,500	87,500	66,667	25,000
EBITDA, as adjusted for Sprint acquisition costs and cash payments made to the Company under IP Transit Services Agreement	$56,453	$54,062	$131,438	$110,512	$114,989	$106,163	$60,861
EBITDA margin	36.5%	10.1%	15.8%	2.2%	6.9%	10.4%	13.9%
EBITDA, as adjusted for Sprint acquisition costs and cash payments made to the Company under IP Transit Services Agreement, margin	36.8%	22.5%	47.7%	40.6%	43.2%	40.8%	23.7%

Constant currency revenue is reconciled to service revenue as reported in the tables below.

Constant currency impact on revenue changes – sequential periods

($ in 000’s) – unaudited	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024	Q3 2024
Service revenue, as reported – current period	$153,588	$239,806	$275,429	$272,099	$266,168	$260,443	$257,202
Impact of foreign currencies on service revenue	(1,292)	(417)	10	375	(304)	323	(620)
Service revenue - as adjusted for currency impact (1)	$152,296	$239,389	$275,439	$272,474	$265,864	$260,766	$256,582
Service revenue, as reported – prior sequential period	$151,979	$153,588	$239,806	$275,429	$272,099	$266,168	$260,443
Constant currency revenue increase (decrease)	$317	$85,801	$35,633	$(2,955)	$(6,235)	$(5,402)	$(3,861)
Constant currency revenue percent increase (decrease)	0.2%	55.9%	14.9%	-1.1%	-2.3%	-2.0%	-1.5%

(1)	Service revenue, as adjusted for currency impact, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the prior sequential period. The Company believes that disclosing quarterly sequential revenue growth without the impact of foreign currencies on service revenue is a useful measure of sequential revenue growth. Service revenue, as adjusted for currency impact, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Constant currency impact on revenue changes – prior year periods

($ in 000’s) – unaudited	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024	Q3 2024
Service revenue, as reported – current period	$153,588	$239,806	$275,429	$272,099	$266,168	$260,443	$257,202
Impact of foreign currencies on service revenue	1,553	(277)	(1,768)	(1,412)	(362)	420	(213)
Service revenue - as adjusted for currency impact (2)	$155,141	$239,529	$273,661	$270,687	$265,806	$260,863	$256,989
Service revenue, as reported – prior year period	149,175	148,450	$150,000	$151,979	$153,588	$239,806	$275,429
Constant currency revenue increase	5,966	91,079	$123,661	$118,708	$112,218	$21,057	$(18,440)
Constant currency percent revenue increase	4.0%	61.4%	82.4%	78.1%	73.1%	8.8%	-6.7%

(2)	Service revenue, as adjusted for currency impact, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the comparable prior year period. The Company believes that disclosing year over year revenue growth without the impact of foreign currencies on service revenue is a useful measure of revenue growth. Service revenue, as adjusted for currency impact, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Revenue on a constant currency basis and adjusted for the impact of excise taxes is reconciled to service revenue as reported in the tables below.

Constant currency and excise tax impact on revenue changes – sequential periods

($ in 000’s) – unaudited	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024	Q3 2024
Service revenue, as reported – current period	$153,588	$239,806	$275,429	$272,099	$266,168	$260,443	$257,202
Impact of foreign currencies on service revenue	(1,292)	(417)	10	375	(304)	323	(620)
Impact of excise taxes on service revenue	(107)	(6,847)	(3,517)	(5,871)	(121)	1,367	(570)
Service revenue - as adjusted for currency and excise taxes impact (3)	$152,189	$232,542	$271,922	$266,603	$265,743	$262,133	$256,012
Service revenue, as reported – prior sequential period	$151,979	$153,588	$239,806	$275,429	$272,099	$266,168	$260,443
Constant currency and excise taxes revenue increase (decrease)	$210	$78,954	$32,116	$(8,826)	$(6,356)	$(4,035)	$(4,431)
Constant currency and excise tax revenue percent increase (decrease)	0.1%	51.4%	13.4%	-3.2%	-2.3%	-1.5%	-1.7%

(3)	Service revenue, as adjusted for currency impact and the impact of excise taxes, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the prior sequential period and adjusting for the changes in excise taxes recorded as revenue between the periods presented. The Company believes that disclosing quarterly sequential revenue growth without the impact of foreign currencies and excise taxes on service revenue is a useful measure of sequential revenue growth. Service revenue, as adjusted for the impact of foreign currency and excise taxes, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Constant currency and excise tax impact on revenue changes – prior year periods

($ in 000’s) – unaudited	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024	Q3 2024
Service revenue, as reported – current period	$153,588	$239,806	$275,429	$272,099	$266,168	$260,443	$257,202
Impact of foreign currencies on service revenue	1,553	(277)	(1,768)	(1,412)	(362)	420	(213)
Impact of excise taxes on service revenue	(451)	(7,592)	(10,439)	(16,342)	(16,356)	(8,142)	(5,195)
Service revenue - as adjusted for currency and excise taxes impact (4)	$154,690	$231,937	$263,222	$254,345	$249,450	$252,721	$251,794
Service revenue, as reported – prior year period	$149,175	$148,450	$150,000	$151,979	$153,588	$239,806	$275,429
Constant currency and excise taxes revenue increase	$5,515	$83,487	$113,222	$102,366	$95,862	$12,915	$(23,635)
Constant currency and excise tax percent revenue increase	3.7%	56.2%	75.5%	67.4%	62.4%	5.4%	-8.6%

(4)	Service revenue, as adjusted for currency impact and the impact of excise taxes, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the prior year period and adjusting for the changes in excise taxes recorded as revenue between the periods presented. The Company believes that disclosing quarterly sequential revenue growth without the impact of foreign currencies and excise taxes on service revenue is a useful measure of sequential revenue growth. Service revenue, as adjusted for the impact of foreign currency and excise taxes, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Non-GAAP gross profit and non-GAAP gross margin

Non-GAAP gross profit and non-GAAP gross margin are reconciled to GAAP gross profit and GAAP gross margin in the table below.

($ in 000’s) – unaudited	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024	Q3 2024
Service revenue total	$153,588	$239,806	$275,429	$272,099	$266,168	$260,443	$257,202
Minus - Network operations expense including equity-based compensation and depreciation and amortization expense	83,798	190,013	260,328	242,355	239,824	230,203	247,367
GAAP Gross Profit (5)	$69,790	$49,793	$15,101	$29,744	$26,344	$30,240	$9,835
Plus - Equity-based compensation – network operations expense	149	231	370	370	385	350	469
Plus – Depreciation and amortization expense	$25,160	$52,511	$86,734	$67,805	$70,891	$74,036	$85,815
Non-GAAP Gross Profit (6)	$95,099	$102,535	$102,205	$97,919	$97,620	$104,626	$96,119
GAAP Gross Margin (5)	45.4%	20.8%	5.5%	10.9%	9.9%	11.6%	3.8%
Non-GAAP Gross Margin (6)	61.9%	42.8%	37.1%	36.0%	36.7%	40.2%	37.4%

(5) GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity-based compensation included in network operations expense. GAAP gross margin is defined as GAAP gross profit divided by total service revenue.

(6) Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation and amortization expense). Non-GAAP gross margin is defined as non-GAAP gross profit divided by total service revenue. Management believes that non-GAAP gross profit and non-GAAP gross margin are relevant measures for investors, as they are measures that management uses to measure the margin and amount available to the Company after network service costs, in essence, these are measures of the efficiency of the Company’s network.

Gross and Net Leverage Ratios

Gross leverage ratio is defined as total debt divided by the trailing 12 months EBITDA, as adjusted for Sprint acquisition costs and cash payments under the IP Transit Services Agreement. Net leverage ratio is defined as total net debt (total debt minus cash and cash equivalents) divided by the last 12 months EBITDA, as adjusted for Sprint acquisition costs and cash payments under the IP Transit Services Agreement. Cogent’s gross leverage ratios and net leverage ratios are shown below.

($ in 000’s) – unaudited	As of March 31, 2023	As of June 30, 2023	As of September 30, 2023	As of December 31, 2023	As of March 31, 2024	As of June 30, 2024	As of September 30, 2024
Cash and cash equivalents & restricted cash	$234,422	$243,953	$166,072	$113,781	$163,274	$426,241	$316,092
Debt
Capital (finance) leases – current portion	19,782	20,114	63,236	64,594	64,043	21,253	21,939
Capital (finance) leases – long term	300,600	311,405	419,941	419,921	453,473	405,176	460,632
Senior Secured 2026 Notes	500,000	500,000	500,000	500,000	500,000	500,000	500,000
Secured IPV4 Notes						206,000	206,000
Senior Unsecured 2027 Notes	450,000	450,000	450,000	450,000	450,000	750,000	750,000
Total debt	1,270,382	1,281,519	1,433,177	1,434,515	1,467,516	1,882,429	1,938,571
Total net debt	1,035,960	1,037,566	1,267,105	1,320,734	1,304,242	1,456,188	1,622,479
Trailing 12 months EBITDA, as adjusted for Sprint acquisition costs and cash payments from the IP Transit Services Agreement	232,169	227,774	298,984	352,465	411,001	463,102	392,525
Gross leverage ratio	5.47	5.63	4.79	4.07	3.57	4.06	4.94
Net leverage ratio	4.46	4.56	4.24	3.75	3.17	3.14	4.13

Cogent’s SEC filings are available online via the Investor Relations section of www.cogentco.com or on the Securities and Exchange Commission’s website at www.sec.gov.

COGENT COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF SEPTEMBER 30, 2024 AND DECEMBER 31, 2023

(IN THOUSANDS, EXCEPT SHARE DATA)

	September 30,	December 31,
	2024	2023
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$279,191	$75,092
Restricted cash	36,901	38,689
Accounts receivable, net of allowance for credit losses of $10,223 and $3,677, respectively	99,565	135,475
Due from T-Mobile, IP Transit Services Agreement, current portion, net of discount of $18,468 and $24,898, respectively	81,532	179,269
Due from T-Mobile, Transition Services Agreement	—	4,514
Prepaid expenses and other current assets	72,214	80,588
Total current assets	569,403	513,627
Property and equipment:
Property and equipment	3,227,805	2,947,376
Accumulated depreciation and amortization	(1,607,122)	(1,409,559)
Total property and equipment, net	1,620,683	1,537,817
Right-of-use leased assets	289,894	361,587
IPv4 intangible assets	458,000	458,000
Other intangible assets, net	13,481	14,815
Deposits and other assets	29,668	23,438
Due from T-Mobile, IP Transit Services Agreement, net of discount of $15,644 and $27,916, respectively	201,022	263,750
Due from T-Mobile, Purchase Agreement, net of discount of $6,172 and $13,725, respectively	21,943	38,585
Total assets	$3,204,094	$3,211,619

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$53,053	$48,356
Accrued and other current liabilities	148,204	120,523
Due to T-Mobile – Transition Services Agreement	1,570	66,908
Due to T-Mobile – Purchase Agreement	—	4,981
Current maturities, operating lease liabilities	55,867	67,962
Finance lease obligations, current maturities	21,939	64,594
Total current liabilities	280,633	373,324
Senior secured 2026 notes, net of unamortized debt costs of $443 and $645, respectively, and discounts of $590 and $857, respectively	498,967	498,498
Senior unsecured 2027 notes, net of unamortized debt costs of $1,997 and $941, respectively, and discounts of $7,699 and $1,970, respectively	740,304	447,088
Secured IPv4 notes, net of debt costs of $7,016	198,984	—
Operating lease liabilities, net of current maturities	270,932	330,095
Finance lease obligations, net of current maturities	460,632	419,921
Deferred income tax liabilities	382,987	471,498
Other long-term liabilities	47,102	61,639
Total liabilities	2,880,541	2,602,063
Commitments and contingencies:
Stockholders’ equity:
Common stock, $0.001 par value; 75,000,000 shares authorized; 49,012,688 and 48,608,569 shares issued and outstanding, respectively	49	49
Additional paid-in capital	620,410	606,755
Accumulated other comprehensive loss	(12,294)	(14,385)
Accumulated (deficit) earnings	(284,612)	17,137
Total stockholders’ equity	323,553	609,556
Total liabilities and stockholders’ equity	$3,204,094	$3,211,619

COGENT COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2024 AND SEPTEMBER 30, 2023

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three Months Ended	Three Months Ended
	September 30, 2024	September 30, 2023
	(Unaudited)	(Unaudited)
Service revenue	$257,202	$275,429
Operating expenses:
Network operations (including $469 and $370 of equity-based compensation expense, respectively, exclusive of depreciation and amortization shown separately below)	161,552	173,594
Selling, general, and administrative (including $7,406 and $7,041 of equity-based compensation expense, respectively)	67,664	65,308
Acquisition costs – Sprint Business	—	351
Depreciation and amortization	85,815	86,734
Total operating expenses	315,031	325,987
Operating loss	(57,829)	(50,558)
Interest expense, including change in valuation interest rate swap agreement	(26,877)	(29,023)
Gain on bargain purchase – Sprint Business	—	(3,332)
Interest income – IP Transit Services Agreement	5,438	10,299
Interest income – Purchase Agreement	409	664
Interest income and other, net	(1,153)	1,604
Loss before income taxes	(80,012)	(70,346)
Income tax benefit	16,900	13,623
Net loss	$(63,112)	$(56,723)

Comprehensive loss:
Net loss	$(63,112)	$(56,723)
Foreign currency translation adjustment	8,847	(4,134)
Comprehensive loss	$(54,265)	$(60,857)

Net loss per common share:
Basic net loss per common share	$(1.33)	$(1.20)
Diluted net loss per common share	$(1.33)	$(1.20)
Dividends declared per common share	$0.985	$0.945

Weighted-average common shares - basic	47,426,131	47,227,338

Weighted-average common shares - diluted	47,426,131	47,227,338

COGENT COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024 AND SEPTEMBER 30, 2023

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Nine Months Ended	Nine Months Ended
	September 30, 2024	September 30, 2023
	(Unaudited)	(Unaudited)
Service revenue	$783,813	$668,822
Operating expenses:
Network operations (including $1,204 and $750 of equity-based compensation expense, respectively, exclusive of depreciation and amortization shown separately below)	486,657	369,734
Selling, general, and administrative (including $17,186 and $19,491 of equity-based compensation expense, respectively)	212,706	194,046
Acquisition costs – Sprint Business	21,407	1,490
Depreciation and amortization	230,747	164,403
Total operating expenses	951,517	729,673
Gain on lease termination	3,332	—
Operating loss	(164,372)	(60,851)
Interest expense, including change in valuation interest rate swap agreement	(85,575)	(76,138)
Gain on bargain purchase – Sprint Business	22,202	1,152,386
Interest income – IP Transit Services Agreement	18,702	17,968
Interest income – Purchase Agreement	331	1,170
Interest income and other, net	4,074	5,154
(Loss) income before income taxes	(204,638)	1,039,689
Income tax benefit	43,881	33,599
Net (loss) income	$(160,757)	$1,073,288

Comprehensive (loss) income:
Net (loss) income	$(160,757)	$1,073,288
Foreign currency translation adjustment	2,091	(605)
Comprehensive (loss) income	$(158,666)	$1,072,683

Net (loss) income per common share:
Basic net (loss) income per common share	$(3.39)	$22.72
Diluted net (loss) income per common share	$(3.39)	$22.54
Dividends declared per common share	$2.925	$2.805

Weighted-average common shares - basic	47,453,906	47,234,025

Weighted-average common shares - diluted	47,453,906	47,624,709

COGENT COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2024 AND SEPTEMBER 30, 2023

(IN THOUSANDS)

	Three Months Ended	Three Months Ended
	September 30, 2024	September 30, 2023
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net loss	$(63,112)	$(56,723)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	85,815	86,734
Amortization of debt costs and discounts	1,260	334
Amortization of discounts, due from T-Mobile, IP Transit Services & Purchase Agreements	(5,847)	(10,963)
Equity-based compensation expense (net of amounts capitalized)	7,874	7,411
Gain on bargain purchase – Sprint Business	—	3,332
Gains – lease terminations and other, net	—	354
Deferred income taxes	(23,348)	(36,319)
Changes in operating assets and liabilities:
Accounts receivable	12,111	1,671
Prepaid expenses and other current assets	(16,849)	9,377
Due to T-Mobile – Transition Services Agreement	16,185	9,530
Due from T-Mobile – Transition Services Agreement	(716)	(9,816)
Accounts payable, accrued liabilities and other long-term liabilities	(29,913)	(57,045)
Deposits and other assets	(3,686)	(310)
Net cash used in operating activities	(20,226)	(52,433)
Cash flows from investing activities:
Cash payments - IP Transit Services Agreement – T-Mobile	25,000	87,500
Purchases of property and equipment	(59,244)	(25,373)
Net cash (used in) provided by investing activities	(34,244)	62,127
Cash flows from financing activities:
Dividends paid	(47,210)	(45,136)
Proceeds from exercises of stock options	748	402
Principal payments of finance lease obligations	(4,516)	(41,302)
Net cash used in financing activities	(50,978)	(86,036)
Effect of exchange rates changes on cash	(4,701)	(1,539)
Net decrease in cash, cash equivalents and restricted cash	(110,149)	(77,881)
Cash, cash equivalents and restricted cash, beginning of period	426,241	243,953
Cash, cash equivalents and restricted cash, end of period	$316,092	$166,072

COGENT COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024 AND SEPTEMBER 30, 2023

(IN THOUSANDS)

	Nine Months Ended	Nine Months Ended
	September 30, 2024	September 30, 2023
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net (loss) income	$(160,757)	$1,073,288
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	230,747	164,403
Amortization of debt costs and discounts	2,364	986
Amortization of discounts, due from T-Mobile, IP Transit Services & Purchase Agreements	(19,033)	(19,138)
Equity-based compensation expense (net of amounts capitalized)	18,390	20,241
Gain on bargain purchase – Sprint Business	(22,202)	(1,152,386)
Gains – lease terminations and other, net	(3,332)	(277)
Deferred income taxes	(66,902)	(63,509)
Changes in operating assets and liabilities:
Accounts receivable	35,910	(3,247)
Prepaid expenses and other current assets	(3,949)	(4,763)
Due to T-Mobile – Transition Services Agreement	(65,338)	69,629
Due from T-Mobile – Transition Services Agreement	4,514	(16,831)
Accounts payable, accrued liabilities and other long-term liabilities	32,785	(2,176)
Deposits and other assets	(6,374)	(177)
Net cash (used in) provided by operating activities	(23,177)	66,043
Cash flows from investing activities:
Cash payments - IP Transit Services Agreement – T-Mobile	179,167	116,667
Acquisition of Sprint Business, net of $47.1 million of cash acquired in 2023	12,323	(14,037)
Purchases of property and equipment	(148,894)	(86,023)
Net cash provided by investing activities	42,596	16,607
Cash flows from financing activities:
Dividends paid	(140,992)	(135,354)
Purchases of common stock	(7,968)	—
Net proceeds from issuance of senior unsecured 2027 Notes - net of discount of $6.8 million and debt costs of $1.4 million	291,879	—
Net proceeds from issuance of secured IPv4 notes – net of debt costs of $7.6 million	198,426	—
Proceeds from exercises of stock options	952	787
Principal payments of finance lease obligations	(46,653)	(58,549)
Settlement of finance lease – at a discount	(114,576)	—
Net cash provided by (used in) financing activities	181,068	(193,116)
Effect of exchange rates changes on cash	1,824	626
Net increase (decrease) in cash, cash equivalents and restricted cash	202,311	(109,840)
Cash, cash equivalents and restricted cash, beginning of period	113,781	275,912
Cash, cash equivalents and restricted cash, end of period	$316,092	$166,072

Except for historical information and discussion contained herein, statements contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions. The statements in this release are based upon the current beliefs and expectations of Cogent’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Numerous factors could cause or contribute to such differences, including the impact of our acquisition of the Wireline Business, including our difficulties integrating our business with the acquired Wireline Business, which may result in the combined company not operating as effectively or efficiently as expected; transition services required to support the acquired Wireline Business and the related costs continuing for a longer period than expected; transition related costs associated with the acquisition; the COVID-19 pandemic and the related government policies; future economic instability in the global economy, including the risk of economic recession, recent bank failures and liquidity concerns at certain other banks or a contraction of the capital markets, which could affect spending on Internet services and our ability to engage in financing activities; the impact of changing foreign exchange rates (in particular the Euro to USD and Canadian dollar to USD exchange rates) on the translation of our non-USD denominated revenues, expenses, assets and liabilities; legal and operational difficulties in new markets; the imposition of a requirement that we contribute to the US Universal Service Fund on the basis of our Internet revenue; changes in government policy and/or regulation, including net neutrality rules  by the United States Federal Communications Commission and in the area of data protection; cyber-attacks or security breaches of our network; increasing competition leading to lower prices for our services; our ability to attract new customers and to increase and maintain the volume of traffic on our network; the ability to maintain our Internet peering arrangements and right-of-way agreements on favorable terms; our reliance on a few equipment vendors, and the potential for hardware or software problems associated with such equipment; the dependence of our network on the quality and dependability of third-party fiber and right-of-way providers; our ability to retain certain customers that comprise a significant portion of our revenue base; the management of network failures and/or disruptions; our ability to make payments on our indebtedness as they become due and outcomes in litigation, risks associated with variable interest rates under our interest rate swap agreement, and outcomes in litigation as well as other risks discussed from time to time in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2023 and our Form 10-Q for the quarterly periods ended June 30, 2023, September 30, 2023, March 31, 2024, June 30, 2024 and September 30, 2024. Cogent undertakes no duty to update any forward-looking statement or any information contained in this press release or in other public disclosures at any time.

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